SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                   FORM 8-K/A
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) April 27, 2000
                                                 --------------


                                 GlobeSpan, Inc.
                                 ---------------
               (Exact Name of Registrant as Specified in Charter)


      Delaware                     000-26401                    75-2658218
--------------------------------------------------------------------------------
(State or Other Jurisdiction    (Commission                 (I.R.S. Employer
 of Incorporation)                File Number)               Identification No.)


100 Schulz Drive
Red Bank, New Jersey                                                   07701
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                            (Zip Code)


Registrant's telephone number, including area code  (732) 345-7500
                                                    --------------

--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

                                EXPLANATORY NOTE

     This Form 8-K/A is filed as (i) Amendment No. 3 to Form 8-K filed on May 12, 2000 by GlobeSpan, Inc. which relates to the merger (the "T.sqware Merger") of Needles Acquisition Corp. with and into T.sqware, Inc. ("T.sqware") on April 27, 2000 and (ii) Amendment No. 2 to Form 8-K/A - 8/K filed on July 14, 2000 which relates to the T.sqware Merger and the merger of Indigo Acquisition Corp. with and into iCompression, Inc. ("iCompression") on June 30, 2000. This report is being filed solely to include certain financial statements for T.sqware and iCompression which were previously incorporated by reference into the prior reports. The financial statements being included pursuant to this Amendment have not been changed, modified or revised in any respect from those previously incorporated by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)      Financial statements of business acquired.
         -----------------------------------------

1.       T.sqware, Inc. Financial Statements


                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
T.sqware, Inc.

     We have audited the accompanying consolidated balance sheets of T.sqware, Inc. (a development stage company) as of December 31, 1998 and 1999, and the related consolidated statements of operations, redeemable convertible preferred stock and stockholders' equity (net capital deficiency), and cash flows for the period from February 11, 1997 (inception) to December 31, 1999 and the years ended December 31, 1998 and 1999. These consolidated financial statements are the responsibility of the

Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of T.sqware, Inc. at December 31, 1998 and 1999, and the consolidated results of its operations and its cash flows for the period from February 11, 1997 (inception) to December 31, 1999 and the years ended December 31, 1998 and 1999, in conformity with accounting principles generally accepted in the United States.



San Jose, California
March 15, 2000, except for
Note 11, as to which the date is
April 20, 2000                                            /s/ ERNST & YOUNG LLP

                                 T.SQWARE, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                           CONSOLIDATED BALANCE SHEETS


                                                              DECEMBER 31,            MARCH 31,
                                                       ---------------------------   -----------
                                                           1998           1999          2000
                                                       ------------   ------------   -----------
                                                                                     (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents..........................  $  6,620,877   $  1,776,928   $16,418,728
  Short-term investments                                         --             --     8,076,413
  Accounts receivable................................        87,734        113,191       185,775
  Other current assets...............................       113,680        638,699       816,089
  Note receivable from officer, short-term...........       140,000         85,000        85,000
                                                       ------------   ------------   -----------
Total current assets.................................     6,962,291      2,613,818    25,582,005
Property and equipment, net..........................     1,630,605      1,356,964     1,697,763
Note receivable from officer, long-term..............        65,000         65,000        65,000
Restricted cash......................................        40,000        220,000       220,000
Other assets.........................................       311,788        143,738       147,428
                                                       ------------   ------------   -----------
Total assets.........................................  $  9,009,684   $  4,399,520   $27,712,196
                                                       ============   ============   ===========
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK
  AND STOCKHOLDERS' EQUITY (NET CAPITAL DEFICIENCY)
Current liabilities:
  Accounts payable...................................  $    556,921   $  1,169,909   $   575,470
  Accrued expenses...................................       876,122      1,247,069     1,601,190
  Equipment loan.....................................       750,000        562,500       562,500
  Other current liabilities..........................            --         63,000        82,084
                                                       ------------   ------------   -----------
Total current liabilities............................     2,183,043      3,042,478     2,821,244
Equipment loan, long-term............................     1,500,570      1,171,875     1,031,250
Other long-term liabilities..........................       358,037        264,770       239,432
Commitments
Redeemable convertible preferred stock, issuable in
  series, $0.001 par value:
    Authorized, issued, and outstanding
      shares--16,780,001 in 1998, 20,327,134 in 1999
      and 26,902,511 at March 31, 2000
    Aggregate liquidation preferences of $27,860,701
      in 1999 and $57,499,898 at March 31, 2000......    21,542,421     28,478,153    55,973,223
Stockholders' equity (net capital deficiency):
  Common stock, $0.001 par value:
    Authorized shares--25,000,000
    Issued and outstanding shares--2,795,360 in 1998,
      3,130,524 in 1999 and 3,134,564 at March 31,
      2000...........................................         2,795          3,130         3,134
  Additional paid-in capital.........................       276,740      2,501,262     4,096,126
  Deficit accumulated during the development stage...   (16,485,800)   (28,779,840)  (32,713,177)
  Deferred stock compensation........................            --     (1,947,449)   (3,373,321)
  Accumulated other comprehensive income (loss):
    Cumulative translation adjustment................       (90,773)       (57,510)      (88,366)
                                                       ------------   ------------   -----------
                                                        (16,297,038)   (28,280,407)  (32,075,604)
  Less notes receivable from stockholders............      (277,349)      (277,349)     (277,349)
                                                       ------------   ------------   -----------
Total stockholders' equity (net capital
  deficiency)........................................   (16,574,387)   (28,557,756)  (32,352,953)
                                                       ------------   ------------   -----------
Total liabilities, redeemable convertible preferred
  stock and stockholders' equity (net capital
  deficiency)........................................  $  9,009,684   $  4,399,520   $27,712,196
                                                       ============   ============   ===========


                             SEE ACCOMPANYING NOTES.

                                 T.SQWARE, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                   PERIOD FROM
                                   FEBRUARY 11,            YEARS ENDED                  THREE MONTHS
                                 1997 (INCEPTION)          DECEMBER 31,               ENDED MARCH 31,
                                 TO DECEMBER 31,    --------------------------   --------------------------
                                       1999            1998           1999           1999          2000
                                 ----------------   -----------   ------------   ------------   -----------
                                                                                        (UNAUDITED)


Net sales......................    $    968,802     $   205,113   $    636,126   $     33,587   $   505,354
Operating expenses:
  Research and development
    (1)........................      13,796,410       3,204,289      6,847,749      1,694,317     1,733,931
  Sales, general, and
    administrative (2).........      12,756,819       5,439,752      6,122,402      1,258,167     2,702,645
  Purchase of in-process
    research and development...       3,723,000              --             --             --            --
                                   ------------     -----------   ------------   ------------   -----------
Total operating expenses.......      30,276,229       8,644,041     12,970,151      2,952,484     4,436,576
                                   ------------     -----------   ------------   ------------   -----------
Loss from operations...........     (29,307,427)     (8,438,928)   (12,334,025)    (2,918,897)   (3,931,222)
Other income (expense), net:
  Interest expense and other
    expense....................        (471,311)       (110,050)      (240,350)       (48,509)     (291,383)
  Interest income and other
    income.....................         998,898         463,980        280,335         60,164       289,268
                                   ------------     -----------   ------------   ------------   -----------
Loss before income taxes.......     (28,779,840)     (8,084,998)   (12,294,040)    (2,907,242)   (3,933,337)
Provision for income taxes.....              --         583,500             --             --            --
                                   ------------     -----------   ------------   ------------   -----------
Net loss.......................    $(28,779,840)    $(8,668,498)  $(12,294,040)  $ (2,907,242)  $(3,933,337)
                                   ============     ===========   ============   ============   ===========
Basic and diluted net loss per
  common share.................    $     (13.84)    $     (4.94)  $      (4.24)  $      (1.24)  $     (1.26)
Shares used in computing basic
  and diluted net loss per
  common share.................       2,080,113       1,756,300      2,900,449      2,348,760     3,132,670


--------------------------

(1) includes $0 in 1998, $45,043 in 1999, $10,900 for the three months ended March 31, 1999 and $134,715 for the three months ended March 31, 2000 of stock compensation expense

(2) includes $0 in 1998, $196,439 in 1999, $2,725 for the three months ended March 31, 1999 and $33,678 for the three months ended March 31, 2000 of stock compensation expense

                            SEE ACCOMPANYING NOTES.

                                 T.SQWARE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
      CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND
                  STOCKHOLDERS' EQUITY (NET CAPITAL DEFICIENCY)

                                                                                                         DEFICIT
                                       REDEEMABLE CONVERTIBLE                                          ACCUMULATED
                                          PREFERRED STOCK             COMMON STOCK       ADDITIONAL     DURING THE      DEFERRED
                                     --------------------------   --------------------     PAID-IN     DEVELOPMENT       STOCK
                                        SHARES        AMOUNT       SHARES      AMOUNT      CAPITAL        STAGE       COMPENSATION
                                     ------------   -----------   ---------   --------   -----------   ------------   ------------
  Issuance of shares of common
    stock to founders in March 1997
    for notes receivable at $0.10
    per share......................            --   $        --   2,773,485    $2,773    $   274,576   $         --   $        --
  Issuance of shares of Series A
    preferred stock in March 1997
    for cash and technology at
    $1.00 per share, net of
    issuance costs of approximately
    $165,000.......................    10,783,000    10,618,026          --        --             --             --            --
  Components of comprehensive loss:
    Net loss.......................            --            --          --        --             --     (7,817,302)           --
    Translation adjustment.........            --            --          --        --             --             --            --
                                     ------------   -----------   ---------    ------    -----------   ------------   -----------
  Total comprehensive loss.........            --            --          --        --             --             --            --
                                     ------------   -----------   ---------    ------    -----------   ------------   -----------
Balance at December 31, 1997.......    10,783,000    10,618,026   2,773,485     2,773        274,576     (7,817,302)           --
  Issuance of shares of Series B
    preferred stock in May 1998 for
    cash at $1.50 per share, net of
    issuance costs of approximately
    $75,000........................     8,220,001    12,255,145          --        --             --             --            --
  Issuance of common stock pursuant
    to option exercises by
    employees......................            --            --      21,875        22          2,164             --            --
  Purchase of warrants and shares
    of Series A preferred stock
    from stockholders in July 1998
    for cash.......................    (2,223,000)   (1,330,750)         --        --             --             --            --
  Components of comprehensive loss:
    Net loss.......................            --            --          --        --             --     (8,668,498)           --
    Translation adjustment.........            --            --          --        --             --             --            --
                                     ------------   -----------   ---------    ------    -----------   ------------   -----------
  Total comprehensive loss.........            --            --          --        --             --             --            --
                                     ------------   -----------   ---------    ------    -----------   ------------   -----------
Balance at December 31, 1998.......    16,780,001    21,542,421   2,795,360     2,795        276,740    (16,485,800)           --
  Issuance of shares of Series B-1
    preferred stock in January 1999
    for cash at $1.50 per share,
    net of issuance costs of
    approximately $12,000..........     2,447,133     3,657,857          --        --             --             --            --
  Issuance of shares of Series C
    preferred stock in January 1999
    for cash at $3.00 per share,
    net of issuance costs of
    approximately $22,000..........     1,100,000     3,277,875          --        --             --             --            --
  Issuance of common stock pursuant
    to option exercises by
    employees......................            --            --     335,164       335         35,591             --            --
  Issuance of options to purchase
    shares of common stock to
    consultants for services.......            --            --          --        --         26,036             --            --
  Deferred stock compensation
    related to stock options.......            --            --          --        --      2,162,895             --    (2,162,895)
  Amortization of deferred stock
    compensation...................            --            --          --        --             --             --       215,446
  Components of comprehensive loss:
    Net loss.......................            --            --          --        --             --    (12,294,040)           --
    Translation adjustment.........            --            --          --        --             --             --            --
                                     ------------   -----------   ---------    ------    -----------   ------------   -----------
  Total comprehensive loss.........            --            --          --        --             --             --            --
                                     ------------   -----------   ---------    ------    -----------   ------------   -----------
Balance at December 31, 1999.......    20,327,134    28,478,153   3,130,524     3,130      2,501,262    (28,779,840)   (1,947,449)
Issuance of Series D preferred
  stock in January 2000 at $4.50,
  net of issuance costs of
  approximately $2,094,000
  (unaudited)......................     6,575,377    27,495,070
Issuance of common stock pursuant
  to option exercises by employees
  (unaudited)......................                                   4,040         4            598
Deferred stock compensation related
  to stock options (unaudited).....            --            --          --        --      1,594,266             --    (1,594,266)
Amoritzation of deferred stock
  compensation (unaudited).........            --            --          --        --             --             --       168,394
Components of comprehensive loss
  (unaudited):
  Net loss (unaudited).............            --            --          --        --             --     (3,933,337)           --
  Translation adjustment
  (unaudited)......................            --            --          --        --             --             --            --
                                     ------------   -----------   ---------    ------    -----------   ------------   -----------
Total comprehensive loss
  (unaudited)......................            --            --          --        --             --     (3,933,337)           --
                                     ------------   -----------   ---------    ------    -----------   ------------   -----------
Balance at March 31, 2000
  (unaudited)......................    26,902,511   $55,973,223   3,134,564    $3,134    $ 4,096,126   $(32,713,177)  $(3,373,321)
                                     ============   ===========   =========    ======    ===========   ============   ===========

                                      ACCUMULATED
                                         OTHER       NOTES RECEIVABLE
                                     COMPREHENSIVE         FROM
                                     INCOME (LOSS)     STOCKHOLDERS        TOTAL
                                     -------------   ----------------   ------------

  Issuance of shares of common
    stock to founders in March 1997
    for notes receivable at $0.10
    per share......................    $     --        $  (277,349)     $         --
  Issuance of shares of Series A
    preferred stock in March 1997
    for cash and technology at
    $1.00 per share, net of
    issuance costs of approximately
    $165,000.......................          --                 --                --
  Components of comprehensive loss:
    Net loss.......................          --                 --        (7,817,302)
    Translation adjustment.........     (21,022)                --           (21,022)
                                       --------        -----------      ------------
  Total comprehensive loss.........          --                 --        (7,838,324)
                                       --------        -----------      ------------
Balance at December 31, 1997.......     (21,022)          (277,349)       (7,838,324)
  Issuance of shares of Series B
    preferred stock in May 1998 for
    cash at $1.50 per share, net of
    issuance costs of approximately
    $75,000........................          --                 --                --
  Issuance of common stock pursuant
    to option exercises by
    employees......................          --                 --             2,186
  Purchase of warrants and shares
    of Series A preferred stock
    from stockholders in July 1998
    for cash.......................          --                 --                --
  Components of comprehensive loss:
    Net loss.......................          --                 --        (8,668,498)
    Translation adjustment.........     (69,751)                --           (69,751)
                                       --------        -----------      ------------
  Total comprehensive loss.........          --                 --        (8,738,249)
                                       --------        -----------      ------------
Balance at December 31, 1998.......     (90,773)          (277,349)      (16,574,387)
  Issuance of shares of Series B-1
    preferred stock in January 1999
    for cash at $1.50 per share,
    net of issuance costs of
    approximately $12,000..........          --                 --                --
  Issuance of shares of Series C
    preferred stock in January 1999
    for cash at $3.00 per share,
    net of issuance costs of
    approximately $22,000..........          --                 --                --
  Issuance of common stock pursuant
    to option exercises by
    employees......................          --                 --            35,926
  Issuance of options to purchase
    shares of common stock to
    consultants for services.......          --                 --            26,036
  Deferred stock compensation
    related to stock options.......          --                 --                --
  Amortization of deferred stock
    compensation...................          --                 --           215,446
  Components of comprehensive loss:
    Net loss.......................          --                 --       (12,294,040)
    Translation adjustment.........      33,263                 --            33,263
                                       --------        -----------      ------------
  Total comprehensive loss.........          --                 --       (12,260,777)
                                       --------        -----------      ------------
Balance at December 31, 1999.......     (57,510)          (277,349)      (28,557,756)
Issuance of Series D preferred
  stock in January 2000 at $4.50,
  net of issuance costs of
  approximately $2,094,000
  (unaudited)......................                                               --
Issuance of common stock pursuant
  to option exercises by employees
  (unaudited)......................                                              602
Deferred stock compensation related
  to stock options (unaudited).....          --                 --                --
Amoritzation of deferred stock
  compensation (unaudited).........          --                 --           168,394
Components of comprehensive loss
  (unaudited):
  Net loss (unaudited).............          --                 --        (3,933,337)
  Translation adjustment
  (unaudited)......................     (30,856)                --           (30,856)
                                       --------        -----------      ------------
Total comprehensive loss
  (unaudited)......................     (30,856)                --        (3,964,193)
                                       --------        -----------      ------------
Balance at March 31, 2000
  (unaudited)......................    $(88,366)       $  (277,349)     $(32,352,953)
                                       ========        ===========      ============

                             SEE ACCOMPANYING NOTES.

                                 T.SQWARE, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                 PERIOD FROM                                          THREE MONTHS
                                                 FEBRUARY 11,                                            ENDED
                                               1997 (INCEPTION)    YEARS ENDED DECEMBER 31,            MARCH 31,
                                               TO DECEMBER 31,    --------------------------   --------------------------
                                                     1999            1998           1999          1999           2000
                                               ----------------   -----------   ------------   -----------   ------------
                                                                                                      (UNAUDITED)

OPERATING ACTIVITIES
Net loss.....................................    $(28,779,840)    $(8,668,498)  $(12,294,040)  $(2,907,242)  $ (3,933,337)
Adjustments to reconcile net loss to net cash
  provided by (used in) operating activities:
  Depreciation and amortization..............       1,806,772         680,571        862,609       207,539        246,020
  Stock compensation.........................         241,482              --        241,482        13,625        168,394
  Acquisition of in-process research and
    development..............................       3,723,000              --             --            --             --
  Other......................................         (57,510)        (69,751)        33,263            --        (30,856)
  Interest expense included in warrant
    obligation...............................         119,253              --             --
  Changes in operating assets and
    liabilities:
    Accounts receivable......................        (113,191)         75,324        (25,457)        9,426        (72,584)
    Other current assets and notes
      receivable.............................        (788,699)        (62,839)      (470,019)     (196,783)      (177,390)
    Deferred and other tax assets............              --       1,162,242             --            --             --
    Restricted cash..........................        (220,000)             --       (180,000)           --             --
    Other assets.............................        (143,738)       (279,290)       168,050       203,696         (3,690)
    Accounts payable.........................       1,169,909        (793,140)       612,988        85,750       (594,439)
    Accrued expenses.........................       1,247,069         538,083        370,947       190,631        354,122
    Other current liabilities................              --              --         63,000       (46,652)        19,084
    Other long-term liabilities..............         327,770        (440,802)       (93,267)      (31,079)       (23,917)
                                                 ------------     -----------   ------------   -----------   ------------
Net cash used in operating activities........     (21,467,723)     (7,858,100)   (10,710,444)   (2,471,091)    (4,048,593)
                                                 ------------     -----------   ------------   -----------   ------------
INVESTING ACTIVITIES
Purchases of short-term investments..........              --              --             --            --     (8,076,413)
Purchases of property and equipment..........      (3,163,736)       (830,298)      (588,968)      (25,425)      (586,819)
                                                 ------------     -----------   ------------   -----------   ------------
Net cash used in investing activities........      (3,163,736)       (830,298)      (588,968)      (25,425)    (8,663,232)
                                                 ------------     -----------   ------------   -----------   ------------
FINANCING ACTIVITIES
Net (decrease) increase in equipment loan....       1,734,375       1,858,293       (516,195)      (94,320)      (140,625)
Proceeds from sale of convertible preferred
  stock......................................      27,585,901      12,255,143      6,935,732     3,657,857     27,495,070
Principal payment on capital lease
  obligation.................................              --              --             --            --         (1,421)
Proceeds from notes payable..................         100,000              --             --            --             --
Repayment of notes payable...................        (100,000)             --             --            --             --
Repurchase of common stock and warrant.......      (2,950,000)     (2,950,000)            --        26,742             --
Proceeds from exercise of common stock
  options....................................          38,111           2,186         35,926            --            601
                                                 ------------     -----------   ------------   -----------   ------------
Net cash provided by financing activities....      26,408,387      11,165,622      6,455,463     3,590,279     27,353,625
                                                 ------------     -----------   ------------   -----------   ------------
Net (decrease) increase in cash and cash
  equivalents................................       1,776,928       2,477,224     (4,843,949)    1,093,763     14,641,800
Cash and cash equivalents at beginning of
  period.....................................              --       4,143,653      6,620,877     6,620,877      1,776,928
                                                 ------------     -----------   ------------   -----------   ------------
Cash and cash equivalents at end of period...    $  1,776,928     $ 6,620,877   $  1,776,928   $ 7,714,640   $ 16,418,728
                                                 ============     ===========   ============   ===========   ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION
Cash paid for interest.......................    $   (423,611)    $  (110,050)  $   (240,350)  $   (39,580)  $    (40,619)
Cash received for interest...................    $    998,898     $   463,980   $    280,335   $    60,164   $    289,260
SUPPLEMENTAL SCHEDULE OF NONCASH ACTIVITIES
Common stock issued for notes receivable.....    $    277,349     $        --   $         --   $        --   $         --
Common stock issued on purchase of assets....    $  2,223,000     $        --   $         --   $        --   $         --
Warrant issued on purchase of assets.........    $  1,500,000     $        --   $         --   $        --   $         --
Options to purchase common stock issued to
  consultants for services rendered..........    $         --     $        --   $     26,036   $        --   $         --
Deferred compensation related to stock option
  grants.....................................    $         --     $        --   $  2,162,895   $   218,000   $  1,594,261
Amortization of deferred compensation........    $         --     $        --   $         --   $        --   $    168,394


                            SEE ACCOMPANYING NOTES.

                                 T.SQWARE, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

        (INFORMATION AS OF MARCH 31, 2000 AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 1999 AND 2000 IS UNAUDITED)

1.  ORGANIZATION

DESCRIPTION OF BUSINESS

     T.sqware, Inc. (the Company) was incorporated in the state of Delaware on February 11, 1997. The Company designs, develops, and markets digital controllers for communication applications. Through December 31, 1999, the Company has been active in product development, the acquisition of technology, equipment and facilities, developing markets, and raising capital. Accordingly, the Company was in the development stage.

ACQUISITION OF ASSETS FROM MATRA MHS

     In March 1997, the Company acquired certain assets of Matra MHS in exchange for 2,223,000 shares of Series A preferred stock valued at $2,223,000, a warrant valued at $1,500,000, and cash of $440,000. These assets consisted of tangible and intangible assets related to certain Matra MHS CPU technology that incorporated an instruction set designed for telecommunications applications. Approximately $440,000 of the total purchase price of $4,163,000 was allocated to identifiable net tangible assets. Management determined that approximately $3,723,000 of the purchase price was in- process research and development that had no alternative use. This amount was expensed during 1997 upon consummation of the acquisition. The Company has spent approximately 30 months and $13.7 million developing a marketable product combining the CPU technology acquired with other developed elements. Through December 31, 1999, revenues derived from the technology acquired have not been significant.

     In November 1998, the Company repurchased the stock and warrant issued to Matra MHS on the acquisition of the assets in exchange for $2,950,000.

CAPITAL RESOURCES

     The Company has funded its development activities and operations through private sales of stock. Management is currently pursuing additional equity financing opportunities with existing and new investors. Management believes that current sources of financing, including the January 2000 financing (SEE
NOTE 7), will be sufficient to meet the Company's capital requirements through December 31, 2000.

2.  SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The consolidated financial statements include the accounts of the Company and its wholly owned French subsidiary, T.sqware, S.A. All intercompany balances and transactions have been eliminated in consolidation. Net assets (liabilities) of T.sqware, S.A. before eliminations totaled ($553,125) and $3,624,314 at December 31, 1998 and 1999, respectively.

REVENUE RECOGNITION

     The Company recognizes revenue upon product shipment and provides for estimated returns.

                                 T.SQWARE, INC.
                          (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

        (INFORMATION AS OF MARCH 31, 2000 AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 1999 AND 2000 IS UNAUDITED)

2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
FOREIGN CURRENCY TRANSLATION

     The functional currency for the Company's French subsidiary is the French franc. Its assets and liabilities are translated into U.S. dollars at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at average rates of exchange prevailing during the period. All adjustments resulting from the process of translating the French subsidiary's financial statements into U.S. dollars have been accumulated and recorded as accumulated other comprehensive income (loss) in stockholders' equity.

     The Company funds its French research and development operations through cash contributions and enters into forward exchange contracts for the purchase of French francs. Since there is no firm commitment as to the timing or amount of the cash contributions, such exchange contracts do not qualify as a hedge under FAS 52 and, accordingly, the gains or losses are included in the statement of operations.

INTERIM CONSOLIDATED FINANCIAL DATA

     The consolidated financial information at March 31, 2000 and for the three months ended March 31, 1999 and 2000 is unaudited but has been prepared on the same basis as the annual consolidated financial statements and, in the opinion of management, includes all adjustments, consisting only of normal recurring adjustments, that T.sqware considers necessary for a fair presentation of the consolidated financial position at these dates and the consolidated operating results and cash flows for these periods. Results for the interim periods are not necessarily indicative of the results to be expected for any subsequent period.

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH

     Cash equivalents consist of highly liquid financial instruments, including investments in money market funds, commercial paper, and certificates of deposit with original maturities of ninety days or less at the time of purchase.

     Additionally, at December 31, 1998 and 1999, the Company had restricted cash of $40,000 and $220,000, respectively, related to a $40,000 letter of credit invested in a certificate of deposit at a financial institution as a security deposit for its payroll service provider and a $180,000 letter of credit invested in a certificate of deposit as a security deposit for foreign currency forward exchange contracts.

                                 T.SQWARE, INC.
                          (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

        (INFORMATION AS OF MARCH 31, 2000 AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 1999 AND 2000 IS UNAUDITED)

2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
SHORT TERM INVESTMENTS

     Short term investments as of March 31, 2000 are comprised of investments in commercial paper with contractual maturities of less than 9 months. The fair values of the Company's short term investments approximated the amortized cost. Realized and unrealized gains or losses for all periods presented were insignificant.

PROPERTY AND EQUIPMENT

     Property and equipment are carried at cost less accumulated depreciation. Property and equipment are depreciated for financial reporting purposes using the straight-line method over estimated useful lives from four to seven years.

IMPAIRMENT OF LONG-LIVED ASSETS

     The Company assesses the recoverability of its long-lived and intangible assets by determining whether the amortization of the remaining balance over its remaining useful life can be recovered through undiscounted future operating cash flows. If impairment exists, the carrying amount of the related asset is reduced to fair value.

RESEARCH AND DEVELOPMENT

     Research and development expenditures are charged to operations as incurred.

STOCK-BASED COMPENSATION

     The Company accounts for employee stock options in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB Opinion No. 25), and has adopted the "disclosure only" alternative described in Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (FAS 123).

INCOME TAXES

     The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (FAS 109). Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

CONCENTRATIONS OF CREDIT RISK

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of investments in cash equivalents. The Company invests in money market funds, commercial paper, and certificates of deposit of high- credit quality institutions. The Company is

                                 T.SQWARE, INC.
                          (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

        (INFORMATION AS OF MARCH 31, 2000 AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 1999 AND 2000 IS UNAUDITED)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) exposed to credit risks in the event of default by these institutions to the extent of the amount recorded on the balance sheet.

     Accounts receivable consists of balances due from a limited number of customers. The Company generally requires no collateral from its customers. The Company maintains an allowance for doubtful accounts based on the expected collectibility of its accounts receivable. To date, the Company has not experienced any significant losses with respect to its accounts receivable.

OTHER COMPREHENSIVE INCOME (LOSS)

     Other comprehensive income (loss) includes revenues and expenses and gains and losses that are not included in net loss but rather are recorded directly in stockholders' equity.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying values of the Company's cash and cash equivalents, accounts receivable, notes receivable, restricted cash, accounts payable, accrued expenses, and bank line of credit approximates their fair values. The estimated fair values may not be representative of actual values of the financial instruments that could have been realized as of the year end or that will be realized in the future.

NET LOSS PER SHARE

     Basic net loss per share is computed using the weighted average number of outstanding shares of common stock. Diluted net loss per share is computed using the weighted average number of shares of common stock outstanding and, when dilutive, potential common shares from options to purchase common stock using the treasury stock method and from convertible securities using the as-if-converted basis. All potential common shares have been excluded from the computation of diluted net loss per share for all years presented because the effect would be antidilutive.

     The following table presents the calculation of basic and diluted net loss per share:


                                     PERIOD FROM
                                  FEBRUARY 11, 1997                                        THREE MONTHS
                                    (INCEPTION) TO      YEARS ENDED DECEMBER 31,          ENDED MARCH 31,
                                     DECEMBER 31,      --------------------------   ---------------------------
                                         1999             1998           1999           1999           2000
                                  ------------------   -----------   ------------   ------------   ------------
                                                                                            (UNAUDITED)

Net loss........................     $(28,779,840)     $(8,668,498)  $(12,294,040)  $ (2,907,242)  $ (3,933,337)
                                     ============      ===========   ============   ============   ============
Basic and diluted:
  Weighted average common shares
    outstanding.................        2,080,113        2,796,860      3,016,012      2,811,008      3,132,670
  Less weighted average common
    shares subject to
    repurchase..................               --       (1,040,560)      (115,563)      (462,248)            --
                                     ------------      -----------   ------------   ------------   ------------
  Shares used to compute basic
    and diluted net loss per
    share.......................        2,080,113        1,756,300      2,900,449      2,348,760      3,132,670
                                     ============      ===========   ============   ============   ============
Basic and diluted loss per
  share.........................     $     (13.84)     $     (4.94)  $      (4.24)  $      (1.24)  $      (1.26)
                                     ============      ===========   ============   ============   ============

                                 T.SQWARE, INC.
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

        (INFORMATION AS OF MARCH 31, 2000 AND FOR THE THREE MONTHS ENDED
                     MARCH 31, 1999 AND 2000 IS UNAUDITED)

2.  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     The total number of potential common shares excluded from the calculation of diluted net loss per share is as follows:

                                  PERIOD FROM
                                  FEBRUARY 11,                                     FOR THREE MONTHS
                                1997 (INCEPTION)   YEARS ENDED DECEMBER 31,            MARCH 31,
                                TO DECEMBER 31,    -------------------------   -------------------------
                                      1999            1998          1999          1999          2000
                                ----------------   -----------   -----------   -----------   -----------
                                                                                      (UNAUDITED)

Shares subject to
  repurchase..................      1,802,765         577,810       115,563        462,248            --
Potential dilutive securities:
  Options.....................        968,158       1,840,658     2,283,536      1,942,269     2,634,622
  Warrants....................          3,999           3,999         3,999          3,999         3,999
  Preferred stock.............     10,783,000      16,780,001    20,327,134     19,227,134    26,902,511
                                   ----------      ----------    ----------    -----------   -----------
                                   13,557,922      19,202,468    22,730,232     21,635,650    29,541,132
                                   ==========      ==========    ==========    ===========   ===========

     These instruments have been excluded because their effect would be antidilutive.

RECLASSIFICATION

     Certain prior year amounts have been reclassified to conform to the current year presentation.

RECENTLY ISSUED ACCOUNTING STANDARDS

     In December 1999, the staff of the Securities and Exchange Commission released Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition" to provide guidance on the recognition, presentation, and disclosure of revenues in financial statements. The Company believes that its revenue recognition policy complied with the bulletin as of December 31, 1999.

     In June 1998, the Financial Accounting Standards Board issued Financial Accounting Standards No. 133, "Accounting for Derivatives and Hedging Activities" (FAS 133) which is effective as amended for fiscal years beginning after June 15, 2000. FAS 133 establishes accounting and reporting standards for derivative instruments and for hedging activities. Management does not anticipate that the adoption of the new standard will have a significant effect on earnings or the financial position of the Company.

     In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44 "Accounting for Certain Transactions Involving Stock Compensation" (FIN 44). FIN 44 provides guidance for certain issues arising in the application of APB Opinion No. 25 "Accounting for Stock Issued to Employees." The Company believes that its accounting policy for stock issued to employees is in compliance with FIN 44 as of December 31, 1999.

3.  FOREIGN EXCHANGE CONTRACTS

     At December 31, 1999, the Company held forward exchange contracts, all having maturities of less than one year, to purchase French francs for U.S. dollars in the amount of $3,190,445. At December 31, 1999, the unrealized loss on these forward exchange contracts amounted to $47,733. The

                                 T.SQWARE, INC.
                          (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

        (INFORMATION AS OF MARCH 31, 2000 AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 1999 AND 2000 IS UNAUDITED)

3.  FOREIGN EXCHANGE CONTRACTS (CONTINUED)
unrealized loss has been recorded in the Company's statement of operations and approximates carrying value of these contracts. The Company did not hold any forward exchange contracts at December 31, 1998.

4.  PROPERTY AND EQUIPMENT, NET

    Property and equipment consisted of the following:


                                                DECEMBER 31,          MARCH 31,
                                           -----------------------   -----------
                                              1998         1999         2000
                                           ----------   ----------   -----------
                                                                     (UNAUDITED)

Office and computer equipment............  $  639,439   $1,310,027   $1,821,361
Furniture and fixtures...................   1,890,161    1,788,754    1,832,647
Software.................................      45,168       64,955       96,547
                                           ----------   ----------   ----------
                                            2,574,768    3,163,736    3,750,555
Less accumulated depreciation............     944,163    1,806,772    2,052,792
                                           ----------   ----------   ----------
                                           $1,630,605   $1,356,964   $1,697,763
                                           ==========   ==========   ==========

5.  COMMITMENTS

     The Company leases its office facilities under noncancelable operating leases expiring in 2006. Future minimum lease payments under the noncancelable operating leases at December 31, 1999 are as follows:



2000........................................................  $  450,215
2001........................................................     450,215
2002........................................................     445,623
2003........................................................     359,809
2004........................................................     246,097
Thereafter..................................................     212,815
                                                              ----------
Total minimum payments......................................  $2,164,774
                                                              ==========


     Total rent expense for operating leases was $464,554 in 1999, $406,250 in 1998, and $1,005,239 from February 11, 1997 (inception) to December 31, 1999.

6.  BORROWINGS

     In July 1997, the Company entered into a loan agreement that provided for $2,250,000 of available borrowings, of which $750,000 related to a revolving credit line and $1,500,000 related to an equipment loan. The agreement was modified in April 1998, eliminating the revolving credit line and increasing the equipment line of credit to $2,250,000. The equipment loan bears interest at 1.25% above the lender's prime rate and is payable in 48 equal monthly installments of principal and interest through December 2002.

                                 T.SQWARE, INC.
                          (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

        (INFORMATION AS OF MARCH 31, 2000 AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 1999 AND 2000 IS UNAUDITED)

6.  BORROWINGS (CONTINUED)
     As of December 31, 1998 and 1999, $2,250,000 and $1,734,375, respectively, were outstanding under the equipment loan. No amounts were outstanding under the revolving line of credit at December 31, 1998 or 1999. The lender's prime rate at December 31, 1999 was 8.00%.

     Under the provisions of the loan agreement, the Company is required to maintain certain financial ratios and other financial conditions. At December 31, 1999, the Company was not in compliance with the provisions related to a liquidity ratio and quarterly profitability minimums with such noncompliance being waived by the lender. Substantially all of the Company's assets are pledged as collateral for the loan. The loan was repaid subsequent to December 31, 1999.

     In 1998, the Company was granted an interest-free credit facility of approximately $770,000 by the French government. Drawings can be made against the credit facility on the achievement of certain research and development targets. At December 31, 1999 and 1998, the Company had borrowed $308,761 under this facility and had not performed sufficient research and development activities to make further borrowings. The project has been abandoned by the Company. Based on expenditures incurred, the Company is entitled to forgiveness of the credit facility of approximately $245,700. The forgiveness will only be recognized in the statement of operations when the Company receives approval from the French government and is included in other long-term liabilties at December 31, 1999. The balance of $63,000 is repayable in 2000 and is reflected as other current liabilities at December 31, 1999. The total of $308,761 is recorded within other long-term liabilities in the accompanying balance sheet at December 31, 1998.

     Future minimum principal payments under the equipment loan and credit facility at December 31, 1999 are as follows:



2000........................................................  $  699,468
2001........................................................     647,021
2002........................................................     594,989
2003........................................................      47,243
                                                              ----------
Total minimum payments......................................   1,988,721
Less amount representing interest...........................     254,346
                                                              ----------
                                                               1,734,375
Less current portion........................................     562,500
                                                              ----------
                                                              $1,171,875
                                                              ==========


7.  STOCKHOLDERS' EQUITY

REDEEMABLE CONVERTIBLE PREFERRED STOCK

     On January 26, 1999, the Company amended its Articles of Incorporation to increase the number of authorized shares of preferred stock by 2,447,133 shares, which were designated as Series B-1 preferred stock. The shares of Series B-1 preferred stock were sold at $1.50 per share. On September 28, 1999, the Company further amended its Articles of Incorporation to increase the

                                 T.SQWARE, INC.
                          (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

        (INFORMATION AS OF MARCH 31, 2000 AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 1999 AND 2000 IS UNAUDITED)

7.  STOCKHOLDERS' EQUITY (CONTINUED)
number of authorized shares of preferred stock by 1,100,000 shares, which were designated as Series C preferred stock. The shares of Series C preferred stock were sold at $3.00 per share. On January 19, 2000, the Company further amended its articles of incorporation to increase the number of authorized shares of preferred stock by 6,575,377, which were designated as Series D preferred stock. The shares of Series D preferred stock were sold at $4.50 per share. Redeemable convertible preferred stock at December 31, 1998 and 1999 and March 31, 2000 is as follows:



                                                        ISSUED AND
                                                    OUTSTANDING SHARES
                                           -------------------------------------
                 PER SHARE                      DECEMBER 31,          MARCH 31,
                LIQUIDATION   DESIGNATED   -----------------------   -----------
SERIES          PREFERENCE      SHARES        1998         1999         2000
------          -----------   ----------   ----------   ----------   -----------
                                                                     (UNAUDITED)

A.............     $1.00       8,560,000    8,560,000    8,560,000    8,560,000
B.............     $1.50       8,220,001    8,220,001    8,220,001    8,220,001
B-1...........     $1.50       2,447,133           --    2,447,133    2,447,133
C.............     $3.00       1,100,000           --    1,100,000    1,100,000
D.............     $4.50       6,575,377           --           --    6,575,377
                              ----------   ----------   ----------   ----------
                              26,902,511   16,780,001   20,327,134   26,902,511
                              ==========   ==========   ==========   ==========


    The holders of Series A, B, B-1, C, and D preferred stock are entitled to receive noncumulative annual dividends of $0.08, $0.12, $0.12, $0.24, and $0.36 per share, respectively, when and if declared by the Board of Directors. No dividends have been declared through December 31, 1999. The holders of preferred stock have the right at any time to convert their shares into common stock on a one-to-one basis, subject to adjustment for future dilution. In addition, each share of preferred stock shall automatically be converted into shares of common stock in the event of an initial public offering of the Company's common stock with gross proceeds of at least $10,000,000 and a price per share of at least $4.50, subject to adjustments for stock splits and stock dividends.

    In addition, to the extent that preferred stock has not been converted or redeemed prior to March 21, 2002, the holders of two-thirds of the Series A, B, B-1, C, and D preferred stock can request redemption of their respective series. The preferred stock is redeemable at a price per share of $1.00, $1.50, $1.50, $3.00, and $4.50, respectively, plus any declared but unpaid dividends. The Company shall redeem one-half of the redeemable shares at the date of the request and the remaining one-half of the redeemable shares one year later.

    In the event of liquidation, in addition to the amounts set forth in the table above, the holders of preferred stock are entitled to all declared but unpaid dividends for each outstanding share of Series A, B, B-1, C, and D preferred stock. Any remaining assets will be distributed on a pro rata basis among the holders of the common stock.

     Except as otherwise required by law, each holder of convertible preferred stock is entitled to one vote for each share of common stock into which the shares of convertible preferred stock held by such holders are then convertible.

                                 T.SQWARE, INC.
                          (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

        (INFORMATION AS OF MARCH 31, 2000 AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 1999 AND 2000 IS UNAUDITED)

7.  STOCKHOLDERS' EQUITY (CONTINUED)
    At March 31, 2000, the Company has reserved 26,902,511 shares of common stock for issuance on the conversion of the outstanding convertible preferred stock.

    In connection with the Company's Series A preferred stock financing, warrants to purchase shares of Series A convertible preferred stock were issued with an exercise price of $1.00 per share. At December 31, 1998 and 1999, warrants to purchase 3,999 shares of Series A preferred stock were outstanding. These warrants expire in February 2001.

COMMON STOCK REPURCHASE OPTION

    In 1998, there were 1,802,763 shares of common stock issued to the Company's founders that were subject to a repurchase option on issuance. Fifteen percent of these shares vested at the end of the individuals' first year of employment, and the remaining shares vest ratably over thirty-six months. In addition, in the event of a change in control, as defined in the repurchase agreement, half of those shares subject to the repurchase option at the date of the change will be automatically released.

    In the event that a founder ceases to be an employee of the Company, the Company has the right to repurchase those shares subject to the repurchase option at the original issuance price of $0.10. There were 1,040,560 and 115,563 shares of common stock subject to the repurchase option at December 31, 1998 and 1999, respectively.

NOTES RECEIVABLE FROM STOCKHOLDERS

    The Company has accepted long-term full recourse promissory notes for the issuance of common stock to its founders. These notes bear interest at 6% per year and are payable over five years. The borrowers pledged 2,773,485 shares of common stock as security against nonpayment of the loans.

    In addition, a $140,000 full recourse loan, $85,000 outstanding at December 31, 1999, bearing interest of 6.75% and a noninterest bearing loan of $65,000 were granted to an officer and founder of the Company during the years ended December 31, 1997 and 1998, respectively. Imputed interest on the noninterest bearing loan approximates $4,500 and $4,700 for 1998 and 1999, respectively.

STOCK OPTION PLANS

    In March 1997, the Company adopted two stock option plans, the 1997 Stock Option Plan (the U.S. Plan) and the 1997 Stock Option Plan for French Employees (the French Plan).

    The U.S. Plan provides for the granting of incentive stock options and nonqualified stock options to employees and consultants. The Board of Directors determines the term of each award and the award price. Under the U.S. Plan, the exercise price of incentive stock options may be established at an amount not less than the fair market value at the date of grant, and for employees owning more than 10% of the voting power of all classes of stock of the Company or subsidiary, the exercise price may be established at an amount not less than 10% above fair market value at the date of grant. In the case of nonqualified stock options, the exercise price may be established at an amount not less than 85% of fair market value on the date of grant, and for employees owning more than 10% of the voting power of all classes of stock of the Company or subsidiary, the exercise price may be established at an amount

                                 T.SQWARE, INC.
                          (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

        (INFORMATION AS OF MARCH 31, 2000 AND FOR THE THREE MONTHS ENDED
                      MARCH 31, 1999 AND 2000 IS UNAUDITED)

7.  STOCKHOLDERS' EQUITY (CONTINUED)
not less than 10% above fair market value at the date of grant. Under the U.S. Plan, options generally vest ratably over a four-year period commencing with the grant date and expire no later than ten years from the date of grant.

    The French Plan provides for the granting of stock options only to employees. The Board of Directors determines the term of each award and the award price. Under the French Plan, the exercise price of stock options may be established at an amount not less than fair market value at the date of grant. Under the French Plan, options generally vest over five years commencing with the grant date and expire no later than nine and one-half years from the date of grant.

                                 T.SQWARE, INC.
                          (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                    INFORMATION AS OF MARCH 31, 2000 AND FOR
           THE THREE MONTHS ENDED MARCH 31, 1999 AND 2000 IS UNAUDITED

7. STOCKHOLDERS' EQUITY (CONTINUED)

    At December 31, 1998 and 1999, 2,298,840 and 2,463,676 shares of common stock, respectively, were reserved for issuance upon the exercise of stock options or available for grant under the U.S. Plan and the French Plan. A combined summary of activity under the U.S. Plan and the French Plan is as follows:



                                                                       OUTSTANDING STOCK OPTIONS
                                                            ------------------------------------------------
                                                 SHARES      NUMBER            PRICE             WEIGHTED
                                               AVAILABLE       OF               PER              AVERAGE
                                               FOR GRANT     SHARES            SHARE          EXERCISE PRICE
                                               ----------   ---------   -------------------   --------------

Balance at December 31, 1997.................     602,557     968,158   $              0.10        $0.10
  Shares reserved............................     750,000          --   $                --        $  --
  Options granted............................    (910,000)    910,000   $        0.10-$0.15        $0.13
  Options canceled...........................      15,625     (15,625)  $              0.10        $0.10
  Options exercised..........................          --     (21,875)  $              0.10        $0.10
                                               ----------   ---------
Balance at December 31, 1998.................     458,182   1,840,658   $        0.10-$0.15        $0.12
  Shares reserved............................     500,000          --   $                --        $  --

  Options granted............................  (1,188,667)  1,188,667   $        0.15-$0.35        $0.22
  Options canceled...........................     410,625    (410,625)  $        0.10-$0.15        $0.14
  Options exercised..........................          --    (335,164)  $        0.10-$0.35        $0.11
                                               ----------   ---------
Balance at December 31, 1999.................     180,140   2,283,536   $        0.10-$0.35        $0.17
  Shares reserved (unaudited)................   1,380,000          --   $                --           --
  Options granted (unaudited)................    (401,000)    401,000   $              0.70        $0.70
  Options canceled (unaudited)...............      45,834     (45,834)  $        0.10-$0.20        $0.18
  Options exercised (unaudited)..............          --      (4,040)  $        0.10-$0.35        $0.15
                                               ----------   ---------
Balance at March 31, 2000 (unaudited)........   1,204,974   2,634,662                              $0.25
                                               ==========   =========


    A summary by range of exercise prices for optioned shares outstanding as of December 31, 1999 from $0.10 to $0.35 is as follows:




                      OPTIONS OUTSTANDING    OPTIONS EXERCISABLE
                      --------------------   --------------------    WEIGHTED
                                  WEIGHTED               WEIGHTED     AVERAGE
                                  AVERAGE                AVERAGE     REMAINING
RANGE OF               NUMBER OF   EXERCISE   NUMBER OF   EXERCISE   CONTRACTUAL
EXERCISE PRICES         SHARES      PRICE      SHARES      PRICE        LIFE
---------------       ---------   --------   ---------   --------   -----------
                                                                      (YEARS)


$0.10-$0.15.......... 1,477,536    $0.12      593,010     $0.11         4.6
$0.20-$0.35..........   806,000    $0.25          500     $0.20         4.8
                      ---------               -------
                      2,283,536    $0.07      593,510     $0.11         4.7
                      =========               =======

                                 T.SQWARE, INC.
                          (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                    INFORMATION AS OF MARCH 31, 2000 AND FOR
           THE THREE MONTHS ENDED MARCH 31, 1999 AND 2000 IS UNAUDITED

7. STOCKHOLDERS' EQUITY (CONTINUED)
STOCK-BASED COMPENSATION

     As disclosed in Note 2, the Company has elected to follow APB Opinion No. 25 and related interpretations in accounting for stock-based awards to employees. Under APB Opinion No. 25, when the exercise price of the Company's employee stock options equals the fair value of the underlying stock on the date of grant, no compensation expense is recognized.

     In January 2000, the Company approved an increase in the total authorized number of shares under the US and French Plans of 1,119,760 and approved grants to employees for options to purchase 401,000 shares of common stock at an exercise price of $0.70 per share. The Company has recorded additional deferred stock compensation of $1,594,266 with regard to these grants, which will be amortized over the vesting period.

     During the year ended December 31, 1999, the Company issued stock options to employees with exercise prices which it believed represented the fair value of the stock. In April 2000, after the Company entered into an agreement to merge with Globespan, Inc., the Company reevaluated the fair value of its common stock. In connection with the reevaluation, the Company recorded deferred stock compensation of $2,162,895 representing the difference between the exercise price and the deemed fair value of the Company's common stock at the date of grant. Deferred compensation is included as a reduction of stockholders' equity and is being amortized using the straight-line method over the vesting period, generally four or five years. During 1999, the Company recorded amortization of deferred compensation of approximately $215,446.

     Pro forma information regarding net loss and net loss per share is required by FAS 123 for awards granted after December 31, 1994 as if the Company had accounted for its stock-based awards to employees under the fair value method of FAS 123. The fair value of the Company's stock-based awards to employees was estimated at the grant date using the Black-Scholes option pricing model with the following assumptions: volatility of zero, a risk-free interest rate of 5.9%, an expected life equal to the option vesting period, and a dividend yield of zero.

     The weighted average fair value of options granted during 1998 and 1999 was $0.13 and $2.23, respectively. Had compensation cost been determined in accordance with FAS No. 123, net loss and net loss per share would have been changed to the amounts indicated below:



                                                            THREE MONTHS
                          YEARS ENDED DECEMBER 31,         ENDED MARCH 31,
                         --------------------------   -------------------------
                            1998           1999          1999          2000
                         -----------   ------------   -----------   -----------
                                                             (UNAUDITED)

Net loss:
  As reported..........  $(8,668,498)  $(12,294,040)  $(2,907,242)  $(3,933,337)
  Pro forma............  $(8,668,498)  $(12,299,810)  $(2,907,242)  $(3,933,337)
Basic and diluted net loss
  per share:

  As reported..........  $     (4.94)  $      (4.23)  $     (1.24)  $     (1.26)
  Pro forma............  $     (4.94)  $      (4.24)  $     (1.24)  $     (1.26)

                                 T.SQWARE, INC.
                          (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                    INFORMATION AS OF MARCH 31, 2000 AND FOR
           THE THREE MONTHS ENDED MARCH 31, 1999 AND 2000 IS UNAUDITED

8. INCOME TAXES

     Due to operating losses and the Company's inability to recognize an income tax benefit from these losses, there is no provision for income taxes for the period from February 11, 1997 (inception) to December 31, 1999, for the year ended December 31, 1999, and for the three month periods ended March 31, 1999 and 2000.

     In 1998, the Company had an income tax provision of approximately $583,500, which consisted of the write-off of foreign research and development refundable tax credits previously recorded as a deferred tax asset.

     The reconciliation of income tax expense (benefit) attributable to continuing operations computed at the U.S. federal statutory rates to income tax expense (benefit) for the fiscal years ended December 31, 1998 and 1999 is as follows:



                                                         PERIOD FROM
                                                      FEBRUARY 11, 1997
                                                       (INCEPTION) TO     YEARS ENDED DECEMBER 31,
                                                        DECEMBER 31,      -------------------------
                                                            1999             1998          1999
                                                      -----------------   -----------   -----------

Tax benefit at U.S. statutory rate..................     $(9,613,000)     $(2,749,000)  $(4,008,000)
U.S. loss for which no tax benefit is currently
  recognizable......................................       8,772,000        1,549,000     5,570,000
Foreign loss for which no tax benefit is currently
  recognizable......................................       2,403,000        1,200,000            --
Foreign income offset by net operating loss
  carryforwards.....................................      (1,562,000)              --    (1,562,000)
Foreign research and development refundable tax
  credits...........................................              --          583,500            --
                                                         -----------      -----------   -----------
                                                         $        --      $   583,500   $        --
                                                         ===========      ===========   ===========


     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets are as follows:



                                                     YEARS ENDED DECEMBER 31,
                                                    --------------------------
                                                       1998           1999
                                                    -----------   ------------

Deferred tax assets:
  U.S. net operating loss carryforwards...........  $ 2,363,000   $  7,800,000
  Foreign net operating loss carryforwards........    2,346,000        785,000
  Capitalized technology..........................    1,688,000      1,751,000
Other.............................................       28,000         (5,000)
Valuation allowance...............................   (6,425,000)   (10,331,000)
                                                    -----------   ------------
Net deferred tax assets...........................  $        --   $         --
                                                    ===========   ============

     Realization of deferred tax assets is dependent on future earnings, if any, the timing and the amount of which are uncertain. Accordingly, a valuation allowance in an amount equal to the deferred tax assets at December 31, 1998 and 1999 has been established to reflect these uncertainties. The

                                 T.SQWARE, INC.
                          (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                    INFORMATION AS OF MARCH 31, 2000 AND FOR
           THE THREE MONTHS ENDED MARCH 31, 1999 AND 2000 IS UNAUDITED

8. INCOME TAXES (CONTINUED)
change in the valuation allowance was a net increase of approximately $3,207,000 and $3,906,000 for the years ended December 31, 1998 and 1999.

     As of December 31, 1999, the Company has federal and California net operating loss carryforwards of approximately $21,691,000 and $17,284,000, respectively, which expire in various years beginning in 2005 through 2019, if not utilized. Utilization of net operating loss and tax credit carryforwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation may result in the expiration of net operating loss and tax credit carryforwards before full utilization.

     The Company also has a foreign net operating loss carryforward of approximately $2,378,000, which will expire in 2002 through 2004 if not utilized.

9.  EMPLOYEE BENEFIT PLAN

     The Company adopted a 401(k) savings and retirement plan in September 1997. The plan covers substantially all employees. The Company does not match employee contributions.

10.  SEGMENT DATA

    The Company operates in one reportable segment, the design, development, and marketing of digital controllers for communication applications.

    Information related to the Company's geographic segments for the year ended December 31, 1999 is as follows:



                                             U.S.          FRANCE      ELIMINATIONS   CONSOLIDATED
                                         ------------   ------------   ------------   ------------
Net sales..............................  $    604,902   $    119,163   $    (87,939)  $    636,126
Research and development...............        45,043      6,890,645        287,439      6,847,749
Selling, general, and administrative...    16,126,131             --    (10,003,729)     6,122,402
Cost recoveries........................            --    (10,003,729)    10,003,729             --
                                         ------------   ------------   ------------   ------------
Loss from operations...................  $(15,566,272)  $  3,232,247   $         --   $(12,334,025)
                                         ============   ============   ============   ============
Identifiable assets....................  $ 13,857,730   $  7,221,463   $(16,679,673)  $  4,399,520
                                         ============   ============   ============   ============


                                 T.SQWARE, INC.
                          (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                    INFORMATION AS OF MARCH 31, 2000 AND FOR
           THE THREE MONTHS ENDED MARCH 31, 1999 AND 2000 IS UNAUDITED

10.  SEGMENT DATA (CONTINUED)

     Information related to the Company's geographic segments for the year ended December 31, 1998 is as follows:

                                             U.S.          FRANCE      ELIMINATIONS   CONSOLIDATED
                                         ------------   ------------   ------------   ------------

Net sales..............................  $    166,134   $    754,979   $   (716,000)  $    205,113
Research and development...............        78,658      3,125,631             --      3,204,289
Selling, general, and administrative...     2,798,778      2,640,974             --      5,439,752
                                         ------------   ------------   ------------   ------------
Loss from operations...................  $ (2,711,302)  $ (5,011,626)  $   (716,000)  $ (8,438,928)
                                         ============   ============   ============   ============
Identifiable assets....................  $  4,357,760   $  4,651,924   $         --   $  9,009,684
                                         ============   ============   ============   ============


     In 1998, two customers accounted for 30% and 54% of the Company's revenues. In 1999, four customers accounted for 24%, 19%, 15%, and 13% of the Company's revenues. The Company had no other customers accounting for more than 10% of revenues.

11.  SUBSEQUENT EVENTS

     On April 20, 2000, the Company entered into an agreement and plan of merger with Globespan, Inc. and its wholly owned subsidiary, Needles Acquisition Corp. (Needles). In accordance with the agreement, the Company will merge with Needles with the Company being the surviving entity. All of the outstanding shares of the Company will be exchanged for a minimum of 2,200,000 shares of Globespan, Inc.'s common stock.

     In April 2000, the Company and Sun Microsystems, Inc. (Sun) agreed to amend their License and Distribution Agreement (the Agreement) dated August 18, 1994, under which the Company licensed technology from Sun. Under the terms of the amendment, the Company agreed to pay a total of $12,300,000 to Sun to settle its royalty obligations under the Agreement. The payments due under the amendment are as follows.



  Within 30 days............................................  $ 3,075,000
  July 31, 2000.............................................    3,075,000
  October 31, 2000..........................................    3,075,000
  January 31, 2001..........................................    3,075,000
                                                              $12,300,000
                                                              ===========

2.      iCompression, Inc. Financial Statements



                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of iCompression, Inc.:

     We have audited the accompanying balance sheets of iCompression, Inc. (a development stage company) as of December 31, 1999 and 1998, and the related statements of operations, mandatorily redeemable convertible preferred stock and shareholders' deficit, and cash flows for the years ended December 31, 1999 and 1998 and for the period from August 1, 1996 (inception) through December 31, 1999 (cumulative). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1999 and 1998, and the results of its operations and its cash flows for the periods stated above in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP
San Jose, California

April 21, 2000
(May 16, 2000 as to the second paragraph of Note 8)

                               ICOMPRESSION, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS


                                                                     DECEMBER 31,           MARCH 31,
                                                              --------------------------   ------------
                                                                 1998           1999           2000
                                                              -----------   ------------   ------------
                                                                                           (UNAUDITED)
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.................................  $ 1,433,014   $  4,110,959   $ 18,781,229
  Accounts receivable.......................................        8,210         82,930        119,561
  Prepaid expenses and other................................      203,678        305,111        340,747
                                                              -----------   ------------   ------------
      Total current assets..................................    1,644,902      4,499,000     19,241,537
PROPERTY AND EQUIPMENT--Net.................................    1,171,451      1,513,116      1,658,017
OTHER ASSETS................................................      137,355         53,371         57,662
                                                              -----------   ------------   ------------
TOTAL ASSETS................................................  $ 2,953,708   $  6,065,487   $ 20,957,216
                                                              ===========   ============   ============

LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED
  STOCK AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES:
  Accounts payable..........................................  $   907,510   $    496,925   $    567,940
  Accrued liabilities.......................................       11,636        143,262        223,251
  Current portion of long-term debt.........................       85,742        427,785        198,144
  Current portion of capital lease obligations..............       19,260         16,999        799,873
                                                              -----------   ------------   ------------
      Total current liabilities.............................    1,024,148      1,084,971      1,789,208
LONG-TERM DEBT..............................................      161,839        833,610      2,658,335

COMMITMENTS AND CONTINGENCIES (Note 4 and 8)
MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK, no par
  value; 9,300,000 shares authorized
  Series A, 1,600,000 shares designated; 1,600,000 shares
    outstanding; (aggregate liquidation preference of
    $1,000,000).............................................      958,277        958,277        958,277
  Series B, 3,200,000 shares designated; 1,600,000 shares
    outstanding; (aggregate liquidation preference of
    $1,000,000).............................................      729,509        729,509        729,509
  Series C, 4,500,000 shares designated; 3,990,000 shares
    outstanding; (aggregate liquidation preference of
    $2,493,750).............................................    2,464,966      2,464,966      2,464,966
  Series D, 9,000,000 shares designated; 8,859,649 shares
    outstanding; (aggregate liquidation preference of
    $10,100,000)............................................           --     10,093,278     10,093,278
  Series E, 5,000,000 shares designated; 4,777,770 shares
    outstanding; (aggregate liquidation preference of
    $15,000,000)............................................           --             --     14,974,152

SHAREHOLDERS' DEFICIT:
  Common stock, no par value, 40,000,000 shares authorized;
    shares outstanding: 1999--15,787,852; 1998--9,692,295...      715,636     11,923,246     14,812,081
  Notes receivable from shareholders........................           --       (479,250)      (465,750)
  Deferred compensation.....................................           --     (9,860,680)   (11,942,884)
  Deficit accumulated during development stage..............   (3,100,667)   (11,682,440)   (15,113,956)
                                                              -----------   ------------   ------------
      Total shareholders' deficit...........................   (2,385,031)   (10,099,124)   (12,710,509)
                                                              -----------   ------------   ------------
TOTAL LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE
  PREFERRED STOCK AND SHAREHOLDERS' EQUITY..................  $ 2,953,708   $  6,065,487   $ 20,957,216
                                                              ===========   ============   ============


                       See notes to financial statements.

                               ICOMPRESSION, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS


                                 PERIOD FROM
                                  AUGUST 1,
                                    1996                YEAR ENDED               FOR THREE MONTHS
                                 (INCEPTION)           DECEMBER 31,               ENDED MARCH 31,
                               TO DECEMBER 31,   -------------------------   -------------------------
                                    1999            1998          1999          1999          2000
                               ---------------   -----------   -----------   -----------   -----------
                                                                                    (UNAUDITED)

PRODUCT REVENUE..............   $    426,336     $    27,292   $   333,794   $    44,650   $   295,072

COSTS AND EXPENSES:
  Cost of sales..............        127,828           9,552       118,276        15,952       103,275
  Research and development...      7,934,845       1,529,094     5,691,135       951,771     2,259,200
  General and
    administrative...........      1,307,837         397,853       662,048       143,508       147,523
  Selling and marketing......      1,824,024         277,473     1,546,056       293,975       543,768
  Stock compensation.........      1,001,388              --     1,001,388            --       819,696
                                ------------     -----------   -----------   -----------   -----------
      Total cost and
        expenses.............     12,195,922       2,213,972     9,018,903     1,405,206     3,873,462
                                ------------     -----------   -----------   -----------   -----------
OPERATING LOSS...............    (11,769,586)     (2,186,680)   (8,685,109)   (1,360,556)   (3,578,390)
                                ------------     -----------   -----------   -----------   -----------

OTHER INCOME (EXPENSE):
  Interest income (expense)--
    net......................         91,427         (21,752)      108,827       (13,153)      128,874
  Other income
    (expense)--net...........         88,119          (7,079)       (4,691)       (1,100)       18,000
                                ------------     -----------   -----------   -----------   -----------
      Total other income
        (expense)............        179,546         (28,831)      104,136       (14,253)      146,874
                                ------------     -----------   -----------   -----------   -----------
LOSS BEFORE INCOME TAXES.....    (11,590,040)     (2,215,511)   (8,580,973)   (1,374,809)   (3,431,516)
                                ------------     -----------   -----------   -----------   -----------

PROVISION FOR INCOME TAXES...          2,400             800           800            --            --
                                ------------     -----------   -----------   -----------   -----------
NET LOSS.....................   $(11,592,440)    $(2,216,311)  $(8,581,773)  $(1,374,809)  $(3,431,516)
                                ============     ===========   ===========   ===========   ===========


                       See notes to financial statements.

                               ICOMPRESSION, INC.
                          (A DEVELOPMENT STAGE COMPANY)
      STATEMENTS OF MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK AND
                              SHAREHOLDERS' DEFICIT

                                                                  MANDATORY REDEEMABLE COVERTIBLE PREFERRED STOCK
                                                  --------------------------------------------------------------------------------
                                                        SERIES A               SERIES B                SERIES C          SERIES D
                                                  --------------------   --------------------   ----------------------   ---------
                                                   SHARES      AMOUNT     SHARES      AMOUNT     SHARES       AMOUNT      SHARES
                                                  ---------   --------   ---------   --------   ---------   ----------   ---------
BALANCES, August 1, 1996 (inception)............              $                      $                      $
Common stock issued in August 1996 and
  contributed capital...........................
Net income......................................
                                                  ---------   --------   ---------   --------   ---------   ----------   ---------
BALANCES, December 31, 1996.....................
Issuance of Series A preferred shares ($.625 per
  share), net of issuance costs of $41,723 in
  February 1997.................................  1,600,000    958,277
Issuance of Series B preferred shares ($.625 per
  share), and common stock warrants, net of
  issuance costs of $270,491 in May 1997........                         1,600,000    729,509
Issuance of options for services................
Net loss........................................
                                                  ---------   --------   ---------   --------   ---------   ----------   ---------
BALANCES, December 31, 1997.....................  1,600,000    958,277   1,600,000    729,509
Exercise of stock options.......................
Sales of common stock ($.06 per share)..........
Repurchase of common stock......................
Issuance of Series C preferred shares ($.625 per
  share), net of issuance costs of $28,784 in
  October 1998..................................                                                3,590,000    2,214,966
Conversion of notes payable into Series C
  preferred stock...............................                                                  400,000      250,000
Issuance of common stock ($.06 per share) in
  connection with Series C financing net of
  issuance costs of $153........................
Issuance of common stock pursuant to
  antidilution provisions.......................
Issuance of options for services................
Net loss........................................
                                                  ---------   --------   ---------   --------   ---------   ----------   ---------
BALANCES, December 31, 1998.....................  1,600,000    958,277   1,600,000    729,509   3,990,000    2,464,966
Exercise of stock options.......................
Sales of common stock ($.06 per share)..........
Repurchase of common stock......................
Common stock issued for services................
Issuance of Series D preferred shares (at $1.14
  per share), net of issuance costs of $6,722 in
  March 1999....................................                                                                         8,859,649
Issuance of options for services................
Deferred compensation...........................
Amortization of deferred stock compensation.....
Net loss........................................
                                                  ---------   --------   ---------   --------   ---------   ----------   ---------
BALANCES, December 31, 1999.....................  1,600,000   $958,277   1,600,000   $729,509   3,990,000   $2,464,966   8,859,649
                                                  ---------   --------   ---------   --------   ---------   ----------   ---------
Exercise of stock options (unaudited)...........
Sales of common stock ($.06 per share)
  (unaudited)...................................
Repurchase of common stock (unaudited)..........
Common stock issued for services (unaudited)....
Issuance of Series E preferred shares (at $3.14
  per share), net of issuance costs of $ 25,848
  in February 2000 (unaudited)..................
Issuance of options for services (unaudited)....
Deferred compensation (unaudited)...............
Notes receivable repayments (unaudited).........
Amortization of deferred stock compensation
  (unaudited)...................................
Net loss (unaudited)............................
                                                  ---------   --------   ---------   --------   ---------   ----------   ---------
BALANCES, March 31, 2000 (unaudited)............  1,600,000   $958,277   1,600,000   $729,509   3,990,000   $2,464,966   8,859,649
                                                  =========   ========   =========   ========   =========   ==========   =========


                                                     MANDATORY REDEEMABLE COVERTIBLE
                                                                                                    SHAREHOLDERS' DEFICIT
                                                             PREFERRED STOCK              -----------------------------------------
                                                  -------------------------------------
                                                                       SERIES E                  COMMON STOCK             NOTES
                                                                -----------------------   ---------------------------   RECEIVABLE
                                                  -----------   -----------------------   ---------------------------      FROM
                                                    AMOUNT       SHARES       AMOUNT        SHARES         AMOUNT       SHAREHOLDERS
                                                  -----------   ---------   -----------   ----------   --------------   -----------
BALANCES, August 1, 1996 (inception)............  $                         $                          $
Common stock issued in August 1996 and
  contributed capital...........................                                           4,000,000          101,000
Net income......................................
                                                  -----------   ---------   -----------   ----------   --------------    ---------
BALANCES, December 31, 1996.....................                                           4,000,000   $      101,000
Issuance of Series A preferred shares ($.625 per
  share), net of issuance costs of $41,723 in
  February 1997.................................
Issuance of Series B preferred shares ($.625 per
  share), and common stock warrants, net of
  issuance costs of $270,491 in May 1997........                                                              270,491
Issuance of options for services................                                                                2,094
Net loss........................................
                                                  -----------   ---------   -----------   ----------   --------------    ---------
BALANCES, December 31, 1997.....................                                           4,000,000          373,585
Exercise of stock options.......................                                             677,000           40,620
Sales of common stock ($.06 per share)..........                                           1,175,295           70,518
Repurchase of common stock......................                                            (960,000)         (57,600)
Issuance of Series C preferred shares ($.625 per
  share), net of issuance costs of $28,784 in



                                       34

  October 1998..................................
Conversion of notes payable into Series C
  preferred stock...............................
Issuance of common stock ($.06 per share) in
  connection with Series C financing net of
  issuance costs of $153........................                                           3,300,000          197,847
Issuance of common stock pursuant to
  antidilution provisions.......................                                           1,500,000           90,000
Issuance of options for services................                                                                  666
Net loss........................................
                                                  -----------   ---------   -----------   ----------   --------------    ---------
BALANCES, December 31, 1998.....................                                           9,692,295          715,636
Exercise of stock options.......................                                           7,510,000          605,325     (479,250)
Sales of common stock ($.06 per share)..........                                              16,000            1,920
Repurchase of common stock......................                                          (1,438,333)        (276,300)
Common stock issued for services................                                               7,890           14,597
Issuance of Series D preferred shares (at $1.14
  per share), net of issuance costs of $6,722 in
  March 1999....................................   10,093,278
Issuance of options for services................                                                              136,578
Deferred compensation...........................                                                           10,725,490
Amortization of deferred stock compensation.....
Net loss........................................
                                                  -----------   ---------   -----------   ----------   --------------    ---------
BALANCES, December 31, 1999.....................  $10,093,278                             15,787,852       11,923,246    $(479,250)
                                                  -----------   ---------   -----------   ----------   --------------    ---------
Exercise of stock options (unaudited)...........                                             169,293           11,210
Sales of common stock ($.06 per share)
  (unaudited)...................................
Repurchase of common stock (unaudited)..........                                            (349,388)         (24,275)
Common stock issued for services (unaudited)....
Issuance of Series E preferred shares (at $3.14
  per share), net of issuance costs of $ 25,848
  in February 2000 (unaudited)..................                4,777,070    14,974,152
Issuance of options for services (unaudited)....                                                               69,363
Deferred compensation (unaudited)...............                                                            2,832,537
Notes receivable repayments (unaudited).........                                                                            13,500
Amortization of deferred stock compensation
  (unaudited)...................................
Net loss (unaudited)............................
                                                  -----------   ---------   -----------   ----------   --------------    ---------
BALANCES, March 31, 2000 (unaudited)............  $10,093,278   4,777,070   $14,974,152   15,607,757   $14,812,081.00    $(465,750)
                                                  ===========   =========   ===========   ==========   ==============    =========


                                                            SHAREHOLDERS' DEFICIT
                                                  ------------------------------------------
                                                                     GAIN
                                                                  (DEFICIT)
                                                                 ACCUMULATED
                                                    DEFERRED        DURING
                                                    COMPEN-      DEVELOPMENT
                                                     SATION         STAGE          TOTAL
                                                  ------------   ------------   ------------
BALANCES, August 1, 1996 (inception)............  $              $              $
Common stock issued in August 1996 and
  contributed capital...........................                                     101,000
Net income......................................                        7,823          7,823
                                                  ------------   ------------   ------------
BALANCES, December 31, 1996.....................                 $      7,823   $    108,823
Issuance of Series A preferred shares ($.625 per
  share), net of issuance costs of $41,723 in
  February 1997.................................                                          --
Issuance of Series B preferred shares ($.625 per
  share), and common stock warrants, net of
  issuance costs of $270,491 in May 1997........                                     270,491
Issuance of options for services................                                       2,094
Net loss........................................                     (802,179)      (802,179)
                                                  ------------   ------------   ------------
BALANCES, December 31, 1997.....................                     (794,356)      (420,771)
Exercise of stock options.......................                                      40,620
Sales of common stock ($.06 per share)..........                                      70,518
Repurchase of common stock......................                                     (57,600)
Issuance of Series C preferred shares ($.625 per
  share), net of issuance costs of $28,784 in
  October 1998..................................                                          --
Conversion of notes payable into Series C
  preferred stock...............................                                          --
Issuance of common stock ($.06 per share) in
  connection with Series C financing net of
  issuance costs of $153........................                                     197,847
Issuance of common stock pursuant to
  antidilution provisions.......................                      (90,000)            --
Issuance of options for services................                                         666
Net loss........................................                   (2,216,311)    (2,216,311)
                                                  ------------   ------------   ------------
BALANCES, December 31, 1998.....................                   (3,100,667)    (2,385,031)
Exercise of stock options.......................                                     126,075
Sales of common stock ($.06 per share)..........                                       1,920
Repurchase of common stock......................                                    (276,300)
Common stock issued for services................                                      14,597
Issuance of Series D preferred shares (at $1.14
  per share), net of issuance costs of $6,722 in
  March 1999....................................                                          --
Issuance of options for services................                                     136,578
Deferred compensation...........................   (10,725,490)
Amortization of deferred stock compensation.....       864,810                       864,810
Net loss........................................                   (8,581,773)    (8,581,773)
                                                  ------------   ------------   ------------
BALANCES, December 31, 1999.....................  $ (9,860,680)  $(11,682,440)  $(10,099,124)
                                                  ------------   ------------   ------------
Exercise of stock options (unaudited)...........                                      11,210
Sales of common stock ($.06 per share)
  (unaudited)...................................
Repurchase of common stock (unaudited)..........                                     (24,275)
Common stock issued for services (unaudited)....
Issuance of Series E preferred shares (at $3.14
  per share), net of issuance costs of $ 25,848
  in February 2000 (unaudited)..................                                          --
Issuance of options for services (unaudited)....                                      69,363
Deferred compensation (unaudited)...............    (2,832,537)                           --
Notes receivable repayments (unaudited).........                                      13,500
Amortization of deferred stock compensation



                                       35

  (unaudited)...................................       750,333                       750,333
Net loss (unaudited)............................                   (3,431,516)    (3,431,516)
                                                  ------------   ------------   ------------
BALANCES, March 31, 2000 (unaudited)............  $(11,942,884)  $(15,113,956)  $(12,710,509)
                                                  ============   ============   ============


                       See notes to financial statements.

                               ICOMPRESSION, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS


                                                      PERIOD FROM
                                                       AUGUST 1,
                                                         1996                YEARS ENDED              FOR THREE MONTHS
                                                      (INCEPTION)           DECEMBER 31,               ENDED MARCH 31,
                                                    TO DECEMBER 31,   -------------------------   -------------------------
                                                         1999            1998          1999          1999          2000
                                                    ---------------   -----------   -----------   -----------   -----------
                                                                                                         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss........................................   $(11,592,440)    $(2,216,311)  $(8,581,773)  $(1,374,809)  $(3,431,516)
  Adjustments to reconcile net loss to net cash
    used for operating activities:
    Depreciation and amortization.................        886,926         169,043       623,541       127,653       205,075
    Loss (gain) on disposal of property and
      equipment...................................          7,452          (7,079)       14,531         1,100            --
    Amortization of deferred stock compensation...        864,810              --       864,810            --       750,333
    Issuance of common stock options for
      services....................................        139,338             666       136,578            --        69,363
    Issuance of common stock for services.........         14,597              --        14,597            --            --
    Change in assets and liabilities:
      Accounts receivable.........................        (82,930)         (7,227)      (74,720)        2,210       (36,631)
      Prepaid expenses............................       (305,111)       (149,733)     (101,433)      (92,450)      (35,636)
      Accounts payable............................        496,925         914,767      (410,585)     (529,030)       71,015
      Accrued liabilities.........................        143,262          (7,319)      131,626        20,486        79,989
                                                     ------------     -----------   -----------   -----------   -----------
        Net cash used for operating activities....     (9,427,171)     (1,303,193)   (7,382,828)   (1,844,840)   (2,328,008)
                                                     ------------     -----------   -----------   -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Property and equipment purchases................     (2,497,914)     (1,043,589)   (1,031,688)     (275,703)     (348,309)
  Proceeds from sale of equipment.................         90,420          38,470        51,950           200            --
                                                     ------------     -----------   -----------   -----------   -----------
        Net cash used for investing activities....     (2,407,494)     (1,005,119)     (979,738)     (275,503)     (348,309)
                                                     ------------     -----------   -----------   -----------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from notes payable.....................      1,716,758         591,400     1,346,058       836,891     2,535,565
  Repayment of notes payable......................       (438,364)        (90,599)     (334,504)      (67,918)     (157,607)
  Proceeds from issuance of preferred stock,
    net...........................................     14,516,521       2,214,966    10,093,278            --    14,974,152
  Notes receivable repayments.....................             --              --            --            --        13,500
  Capital contributions...........................        100,500              --            --            --            --
  Proceeds from issuance of common stock..........        437,480         308,985       127,995        67,098        11,210
  Repurchase of common stock......................       (333,900)        (57,600)     (276,300)           --       (24,275)
  Other assets....................................        (53,371)       (138,273)       83,984       110,600        (5,958)
                                                     ------------     -----------   -----------   -----------   -----------
        Net cash provided by financing
          activities..............................     15,945,624       2,828,879    11,040,511       946,671    17,346,587
                                                     ------------     -----------   -----------   -----------   -----------
INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS.....................................      4,110,959         520,567     2,677,945    (1,173,672)   14,670,270
CASH AND CASH EQUIVALENTS, Beginning of period....             --         912,447     1,433,014     1,433,014     4,110,959
                                                     ------------     -----------   -----------   -----------   -----------
CASH AND CASH EQUIVALENTS, End of period..........   $  4,110,959     $ 1,433,014   $ 4,110,959   $   259,342   $18,781,229
                                                     ============     ===========   ===========   ===========   ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for:
  Interest........................................   $    219,330     $    32,359   $   186,971   $    21,384   $    43,667
                                                     ------------     -----------   -----------   -----------   -----------
  Income taxes....................................   $      2,400     $       800   $       800   $        --   $     2,400
                                                     ============     ===========   ===========   ===========   ===========

SUPPLEMENTAL DISCLOSURES OF NONCASH TRANSACTIONS:
  Assets acquired under capital leases............   $    117,381     $    53,195   $    28,377   $        --   $    37,593
                                                     ============     ===========   ===========   ===========   ===========
  Conversion of notes payable into preferred
    stock.........................................   $    250,000     $   250,000   $        --   $        --   $        --
                                                     ============     ===========   ===========   ===========   ===========
  Common stock issued for note receivable.........   $    479,250     $        --   $   479,250   $   294,000   $        --
                                                     ============     ===========   ===========   ===========   ===========


                       See notes to financial statements.

                               ICOMPRESSION, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

   (UNAUDITED WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1999 AND 2000)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BUSINESS--iCompression Inc. (the Company), was incorporated in California on August 1, 1996 to design, develop and market a real time MPEG-2 video/audio encoder using a single integrated circuit. The Company's primary activities to date have consisted of raising financing and product development. The Company's revenues to date have consisted of evaluation kits sold to potential customers of the Company's products under development. The Company expects to complete its product development in the year 2000 and exit the development stage.

     The Company is subject to the risks associated with a development state enterprise, including the need to successfully develop, demonstrate and refine its product, develop its marketing and distribution channels, recruit and retain key employees, and continue to raise financing sufficient to accomplish its business objectives.

     SIGNIFICANT ESTIMATES--The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH AND EQUIVALENTS--The Company considers all highly liquid debt instruments purchased with a remaining maturity of three months or less to be cash equivalents. The Company's cash equivalents are maintained with high quality credit institutions and their recorded cost approximates their fair market value.

     CONCENTRATION OF CREDIT RISK--Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents. Substantially all of the Company's cash equivalents consist of certificates of deposit and are held with two financial institutions.

     PROPERTY AND EQUIPMENT--Property and equipment are stated at cost and are depreciated over their estimated useful lives of three to seven years using the straight-line method.

     INCOME TAXES--The Company accounts for income taxes using an asset and liability approach. Deferred tax assets are recognized for future deductions and operating loss carryforwards, net of a valuation allowance to reduce net deferred tax assets to amounts that are more likely than not to be realized.

     REVENUE RECOGNITION--Product revenue consists of revenue from evaluation kits, and is recognized upon shipment.

     RESEARCH AND DEVELOPMENT--Research and development expenses are charged to operations as incurred.

     STOCK-BASED COMPENSATION--The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with APB No. 25, "Accounting for Stock Issued to Employees." The Company accounts for equity instruments issued to nonemployees in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation", and Emerging Issues Task Force ("EITF") Issue No. 96-18, "Accounting for Equity Instruments That Are Issued To Other Than Employees For Acquiring or in Conjunction with

                               ICOMPRESSION, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

   (UNAUDITED WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1999 AND 2000)

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Selling, Goods or Services", which require that the fair value of such instruments be recognized as an expense over the period in which the related services are received.

     COMPREHENSIVE INCOME--The Company adopted Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," which requires an enterprise to report, by major components and as a single total, the change in net assets during the period from non-owner sources. At December 31, 1999 and 1998, there is no difference between comprehensive income and net income.

     RECENTLY ISSUED ACCOUNTING STANDARD--In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains and losses resulting from changes in the fair market values of those derivative instruments would be accounted for depending on the use of the instrument and whether it qualifies for hedge accounting. SFAS 133 will be effective for the Company's year ending December 31, 2001. Management does not expect this Statement to have a significant impact on the Company's financial condition or results of operations.

2.   PROPERTY AND EQUIPMENT

     Property and equipment consist of:



                                                       YEAR ENDED DECEMBER 31,
                                                      --------------------------
                                                         1998           1999
                                                      ----------     ----------

Software............................................  $  974,505     $1,563,972
Computers and equipment.............................     382,161        765,983
Furniture and fixtures..............................      55,245         23,594
                                                      ----------     ----------
Total...............................................   1,411,911      2,353,549
Accumulated depreciation............................    (240,460)      (840,433)
                                                      ----------     ----------
Property and equipment, net.........................  $1,171,451     $1,513,116
                                                      ==========     ==========


3.   BORROWING ARRANGEMENTS

     During 1998, the Company entered into loan and security agreements under which the Company could borrow up to $1,200,000. Borrowings under these arrangements bear interest at 8% and are collateralized by the assets acquired under the lines. Principal and interest are repayable in 36 monthly installments from the date of the borrowings. The Company issued warrants to purchase common stock in connection with this financing (Note 5).

     Prior to 1998, the Company had entered into similar agreements with the lender under similar terms. The Company issued warrants to purchase common stock on the date of the agreement and agreed to issue additional warrants to purchase common stock at the date of the next round of venture financing, which took place in fiscal 1998 (see Note 5).

                               ICOMPRESSION, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

   (UNAUDITED WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1999 AND 2000)

3.   BORROWING ARRANGEMENTS (CONTINUED)
     Future maturities on the principal of the notes payable at December 31, 1999 are as follows:



YEAR ENDING
DECEMBER 31,
------------

2000........................................................  $  427,785
2001........................................................     447,575
2002........................................................     386,035
                                                              ----------
                                                              $1,261,395
                                                              ==========


4.   LEASE COMMITMENTS

     The Company leases its office facilities under various noncancellable operating leases which expire through March 2001. The Company also leases certain property and equipment under equipment leases.

     Future minimum lease payments under these leases are as follows:



                                                           FACILITIES   CAPITAL
                                                             LEASE       LEASES
                                                           ----------   --------

2000.....................................................   $594,000    $17,746
2001.....................................................    148,500         --
                                                            --------    -------
                                                            $742,500     17,746
                                                            ========
Less amount representing interest........................                   747
                                                                        -------
Present value of capital lease obligations...............                16,999
Current portion..........................................                16,999
                                                                        -------
Long-term portion of capital lease obligations...........               $    --
                                                                        =======


     Rent expense was approximately $342,000, $89,000, $462,405, $69,484 and
$148,500 in 1999, 1998, the period from August 1, 1996 (inception) through December 31, 1999, the three months ended March 31, 1999 and 2000, respectively.

5.   MANDATORY REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS' DEFICIT

     MANDATORY REDEEMABLE CONVERTIBLE PREFERRED STOCK

     Significant terms of the Series A, B, C and D convertible preferred stock are as follows:

        - Each share of Series A preferred stock, Series B preferred stock, Series C preferred stock and Series D preferred stock shall be convertible, at the option of the holder, into such number of shares of common stock as is determined by dividing the original Series A issue price, Series B issue price, Series C issue price or Series D issue price, respectively, by the conversion price (subject to adjustment for antidilution) applicable to such share on the date the certificate is

                               ICOMPRESSION, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

   (UNAUDITED WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1999 AND 2000)

5. MANDATORY REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS' DEFICIT (CONTINUED)

      surrendered for conversion. In fiscal 1998, the Company issued 1,500,000 shares of common stock to Series A preferred stockholders pursuant to their antidilution rights.

    - Each share will automatically convert into shares of common stock at the conversion price in effect for such shares upon the earlier of (i) the sale of common stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, the offering price of which is not less than $5.00 per share and $7,500,000 in the aggregate or (ii) the date specified by written consent or agreement of the holders of not less than two-thirds of the then outstanding shares of preferred stock.

    - Each share of Series A, Series B, Series C and Series D preferred stock have voting rights equivalent to the number of shares of common stock into which it is convertible.

    - Each share of Series A, Series B, Series C preferred stock is entitled to a dividend of $0.03125 per share, and each share of Series D preferred stock is entitled to a dividend of $0.057 per share, when and if declared by the Board of Directors of the Company. Such dividends are not cumulative.

    - In the event of liquidation, dissolution or winding up of the Company, the holders of Series A, Series B and Series C preferred stock shall receive an amount equal to $0.625 per share and holders of Series D preferred stock shall receive an amount equal to $1.14 per share plus an amount equal to declared but unpaid dividends on each share. If the available amount is insufficient to permit the payment to the holders of Series A, Series B, Series C and Series D preferred stock of their full preferential amounts, then all remaining available funds and assets shall be distributed among the holders of the then outstanding Series A preferred stock, Series B preferred stock, Series C preferred stock and Series D preferred stock pro rata, on an equal priority according to their respective liquidation preferences. If there are any available funds and assets remaining after the payment or distribution to the holders of Series A, Series B, Series C and Series D preferred stock, then all remaining available funds and assets shall be distributed among the holders of the then outstanding common stock and the preferred stock pro rata according to the number of shares of common stock or the number of shares of common stock into which the preferred share held are convertible. A sale of substantially all of the Company's assets or a change in control is treated as a deemed liquidation.

    STOCK SPLITS

     During 1997, the Company effected a stock split whereby forty shares of common stock were issued for every one share of common stock. All numbers in these financial statements have been adjusted to give effect to this stock split.

    STOCK WARRANTS

     In connection with the 1998 borrowing arrangement, the Company issued a warrant to purchase 84,211 shares of common stock at an exercise price of $0.855 per share. The warrant is exercisable through 2005. The estimated fair value of these warrants is immaterial.

                               ICOMPRESSION, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

   (UNAUDITED WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1999 AND 2000)

5. MANDATORY REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS' DEFICIT (CONTINUED)
     In connection with a previous borrowing arrangement prior to 1998 (see Note
3), the Company issued a warrant to acquire 114,028 shares of common stock at an exercise price of $0.06 per share. The estimated fair value of these warrants is immaterial.

     STOCK OPTION PLAN

     Under the 1997 and 1998 Stock Options Plans (the "Plans"), the Company may grant options to purchase up to 12,924,796 shares of common stock to employees, directors and service providers at prices not less than the fair market value at date of grant for incentive stock options and not less than 85% of fair market value for nonstatutory options. These options generally vest over four years and expire ten years from the date of grant and are exercisable at any time after the date of grants. Options exercised prior to vesting are subject to the Company's repurchase right. At December 31, 1999, 5,301,078 shares of common stock are subject to repurchase.

     Option activity under the Plans is as follows:



                                                                      WEIGHTED
                                                           NUMBER     AVERAGE
                                                             OF       EXERCISE
                                                           SHARES      PRICE
                                                         ----------   --------

Balance, January 1, 1997...............................          --    $  --
Granted (weighted average fair value of $0.02).........     757,000     0.06
                                                         ----------    -----
Outstanding, December 31, 1997.........................     757,000     0.06
Granted (weighted average fair value of $0.02 per
  share)...............................................   6,615,000     0.06
Exercised..............................................    (677,000)    0.06
                                                         ----------    -----
Outstanding, December 31, 1998.........................   6,695,000     0.06
Granted (weighted average fair value of $2.06).........   5,245,714     0.15
Exercised..............................................  (7,510,500)    0.08
Canceled...............................................    (230,000)    0.09
                                                         ----------    -----
Outstanding, December 31, 1999.........................   4,200,214    $0.13
                                                         ==========    =====

                               ICOMPRESSION, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

   (UNAUDITED WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1999 AND 2000)

5. MANDATORY REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS' DEFICIT (CONTINUED)
     Additional information regarding options outstanding as of December 31, 1999 is as follows:



                        OPTIONS OUTSTANDING
               -------------------------------------    OPTIONS EXERCISABLE
                               WEIGHTED                ----------------------
                               AVERAGE      WEIGHTED                 WEIGHTED
  RANGE OF                    REMAINING     AVERAGE                  AVERAGE
  EXERCISE       NUMBER      CONTRACTUAL    EXERCISE     NUMBER      EXERCISE
   PRICES      OUTSTANDING   LIFE (YEARS)    PRICE     EXERCISABLE    PRICE
------------   -----------   ------------   --------   -----------   --------

   $0.060         817,000         7.67       $0.060      246,052      $0.060
    0.120         165,000         9.17        0.120       65,000       0.120
    0.150       3,218,214         9.69        0.150       46,214       0.150
                       --           --                        --
                ---------                                -------
                4,200,214         9.31       $0.130      357,266      $0.130
                =========                                =======


     During fiscal year 1999, the Company repurchased 438,333 unvested shares of common stock that were subject to a right of repurchase and these shares are available for grants under the Company's option plans. At December 31, 1999, 975,415 shares were available for future grants under the option plans.

     STOCK COMPENSATION

     During 1999, the Company issued options to purchase 5,178,000 shares of common stock to employees at a weighted average exercise price of $0.15 per share. The exercise prices were less than the estimated fair value of the common stock at the date of grant. The estimated fair value of the common stock ranged from $1.14 to $2.50 at the respective grant dates. Accordingly, the Company recorded deferred stock compensation of $10,725,490 for the value of such options in 1999. Stock compensation of $864,810 was amortized to expense in 1999 and at December 31, 1999, the Company had $9,860,680 in deferred stock compensation related to such options.

     During 1999, the Company also issued nonstatutory common stock options to consultants to purchase 67,714 shares of common stock at exercise prices ranging from $0.12 to $0.15 for services rendered. Accordingly the Company recognized the fair value of $136,578 as stock compensation expense in 1999.

     ADDITIONAL STOCK PLAN INFORMATION

     As discussed in Note 1, the Company accounts for its stock-based awards using the intrinsic value method in accordance with Accounting Principles Board No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES and its related interpretations.

     Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION (SFAS 123) requires the disclosure of pro forma net loss had the Company adopted the fair value method. Under SFAS 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of

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

                               ICOMPRESSION, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

   (UNAUDITED WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1999 AND 2000)

5. MANDATORY REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS' DEFICIT (CONTINUED)

freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The Company's calculations were made using the minimum value method with the following weighted average assumptions: expected life, 60 months; risk free interest rate, 6%; and no dividends during the expected term. The Company's calculations are based on a multiple option valuation approach and forfeitures are recognized as they occur. If the computed fair values of the 1999 and 1998 awards had been amortized to expense over the vesting period of the awards, pro forma net loss would not have been materially different from the amounts reported.

     COMMON STOCK

     At December 31, 1998, the Company has reserved shares of common stock for issuance as follows:



Conversion of preferred stock...............................  16,585,484
Issued and outstanding stock options........................   4,200,214
Options available for future grant under the stock option
  plan......................................................     975,415
Warrants issued and outstanding.............................     198,239
                                                              ----------
Total.......................................................  21,959,352
                                                              ==========


6.   INCOME TAXES

     The Company has net operating loss carryforwards of approximately $10.3 million for federal and California income tax purposes, which will begin to expire in 2017 and 2002, respectively.

     The Company has a deferred tax asset of approximately $4.7 million and $1.5 million as of December 31, 1999 and 1998, respectively, which primarily represents the estimated future benefits of its net operating loss carryforwards and research and development credits. However, because realization of these benefits depends on the generation of future taxable income, which is subject to substantial uncertainty, the Company has placed a full valuation allowance against the deferred tax asset.

     When a change in ownership of the Company exceeds specified limits, existing loss and credit carryforwards may become restricted from use. Such restrictions then lapse over a period of time determined by the relationship between the amount of the loss carryforwards and the valuation of the Company at the time of the change. Any such ownership change could significantly limit the Company's ability to utilize its tax carryforwards.

7.   EMPLOYEE BENEFIT PLAN

     The Company has established a 401(k) tax-deferred savings plan (the Plan) which permits participants to make contributions by salary deduction pursuant to
Section 401(k) of the Internal Revenue Code. The Company may, at its discretion, make matching contributions to the Plan.

                               ICOMPRESSION, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

   (UNAUDITED WITH RESPECT TO THE THREE MONTHS ENDED MARCH 31, 1999 AND 2000)

7.   EMPLOYEE BENEFIT PLAN (CONTINUED)
Furthermore, the Company is responsible for administrative costs of the Plan. The Company has made no contributions to the Plan since its inception.

8.   SUBSEQUENT EVENTS

     On February 17, 2000, the Company completed a private equity offering of Series E convertible preferred stock, issuing 4,777,070 shares of Series E convertible preferred stock at a price of $3.14 per share for aggregate proceeds of $15,000,000.

     On May 16, 2000, the Company entered into a definitive agreement for the aquisition of all the Company's outstanding common and preferred shares by GlobeSpan, Inc., a provider of integrated circuit software and systems and digital subscriber line (DSL) applications, for approximately 4,000,000 shares of GlobeSpan, Inc. common shares.

                                    * * * * *

(c)  Exhibits.
     --------

     None

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         GLOBESPAN, INC.


                                         By:   /s/ Richard Gottuso
                                            -----------------------------------
                                         Name:  Richard Gottuso
                                         Title:   Secretary

Date: May 23, 2001



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